Exhibit 23.1

Consent of Elliott Davis, LLC

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006 accompanying the consolidated financial statements included in the Annual Report of Atlantic Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Atlantic Bancshares, Inc. on Form S-8.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
September 25, 2006